SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No.    )

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Check the appropriate box:

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[ ]	Definitive Proxy Statement

[ ]	Definitive Additional Materials

[ ]	Soliciting Material Pursuant to § 240.14a-12

COLLEGE PARTNERSHIP, INC.
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement If Other Than The Registrant)

Payment of Filing Fee (Check the appropriate box):

[✓]	No fee required

[ ]	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     1) Title of each class of securities to which transaction applies:

     2) Aggregate number of securities to which transaction applies:

     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11: (Set forth the amount on which the filing fee is calculated and state how it was determined.)

      4) Date Filed:

COLLEGE PARTNERSHIP INC.

333 S. Allison Parkway, Suite 100
Lakewood, Colorado 80226

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
To Be Held March 15, 2005

TO THE SHAREHOLDERS:

     Notice is hereby given that the Annual Meeting of the Shareholders of College Partnership, Inc. will be held at 333 S. Allison Parkway, Suite 100 Lakewood, CO 80226, on March 15, 2004 at 9:30 a.m. for the following purposes:

1.	To elect directors.

2.	To consider and vote upon a proposal to amend our articles of incorporation to change our authorized shares to 75,000,000 Common Shares and 25,000,000 Preferred Shares.

3.	To consider and vote upon a proposal to amend our by-laws

4.	To ratify the selection of our auditors

5.	To act on a shareholder proposal, if properly presented at the meeting.

6.	To consider and act upon any other matters that may properly come before the meeting or any adjournment thereof.

The Board of Directors has fixed the close of business on February 4, 2005 as the record date for determining the shareholders having the right to vote at the meeting or any adjournment thereof. A list of such shareholders will be available for examination by a shareholder for any purpose germane to the meeting during ordinary business hours at the offices of the Corporation at 333 S. Allison Parkway, Lakewood, Colorado during the ten days prior to the meeting.

You are requested to date, sign and return the enclosed proxy which is solicited by the Board of Directors of the Corporation and will be voted as indicated in the accompanying proxy statement and proxy. A return envelope is provided which requires no postage if mailed in the United States. If mailed elsewhere, foreign postage must be affixed.

By order of the Board of Directors

JOHN J. GRACE, Chairman

Lakewood, Colorado
February 6, 2005

YOUR VOTE IS IMPORTANT!

PLEASE EXECUTE, DATE AND RETURN PROMPTLY THE ENCLOSED
PROXY CARD IN THE POSTAGE-PAID ENVELOPE PROVIDED

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COLLEGE PARTNERSHIP, INC.

333 S. Allison Parkway, Suite 100
Lakewood, Colorado 80226

PROXY STATEMENT

FOR ANNUAL MEETING OF SHAREHOLDERS
To Be Held March 15, 2005

    This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors of College Partnership, Inc., a Nevada corporation (“College Partnership” or the “Company”), for use at the annual meeting of stockholders to be held on March 15, 2005, at College Partnership's Corporate headquarters located at 333 S. Allison Parkway, Suite 100, Lakewood, CO at 10:30 a.m. (local time) and at any postponement or adjournment of the meeting. This statement and the accompanying proxy are being mailed to stockholders beginning on or about February 15, 2005.

ABOUT THE MEETING

What is the Purpose of the Annual Meeting?

At the annual meeting, stockholders will elect the Board of Directors, vote on changes to the Articles of Incorporation to increase the authorized Common Stock to 75,000,000 and the authorized Preferred Stock to 25,000,000, ratify changes to the by-laws, ratify the selection of our auditors, vote on certain stockholder proposals if properly presented at the annual meeting and act upon anything else that properly comes before the meeting. In addition, after the meeting, there will be a brief presentation by the Chairman of the Board and a general discussion period during which stockholders will have an opportunity to ask questions.

Who is Entitled to Vote?

Only stockholders of record at the close of business on the record date, February 4, 2005, are entitled to receive notice of the annual meeting and to vote the shares of Common Stock or voting Preferred Stock that they held on that date at the meeting and any postponement or adjournment of the meeting. Each outstanding share entitles its holder to cast one vote on each matter to be voted upon.

Who Can Attend the Meeting?

All stockholders as of the record date, or their duly appointed proxies, may attend the meeting. Registration will begin at 8:30 a.m. In order to attend the annual meeting, you must bring your entrance pass.

What Constitutes a Quorum?

The presence at the meeting, in person or by proxy, of the holders of a majority of the voting stock outstanding on February 4, 2005 will constitute a quorum, permitting the meeting to conduct its business. As of the record date, 32,007,061 shares of common stock were outstanding and 2,400,000 preferred stock where outstanding. Proxies received but marked as abstentions and broker non-votes will be included in the calculation of the number of shares considered to be present at the meeting.

How Do I Vote?

If you complete and properly sign the accompanying proxy card and return it to Janice A. Jones, our Secretary, it will be voted as you instruct on the proxy card. If you attend the meeting, you may deliver your completed proxy card in person, or you may vote in person.

Can I Change My Vote or Revoke My Proxy After I Return My Proxy Card?

Yes. Even after you have submitted your proxy, you may change your vote at any time before the proxy is exercised by filing with the Secretary of College Partnership either a notice of revocation or a duly executed proxy bearing a later date. If you vote in person at the meeting, your proxy will be revoked. However, attendance at the meeting will not by itself revoke a previously granted proxy.

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PROPOSAL 1. ELECTION OF DIRECTORS

Our bylaws provide that the number of directors on our board of directors shall not be less than two. The board of directors has currently set the total number of directors at six. The board has nominated Mr. John J. Grace, Dr. Janice A. Jones, Dr. Vernon R. Alden, Mr. Rick N. Newton, Mr. Richard Murray and Mr. William H. Waldrop for election as directors to serve for a term expiring at our next annual meeting of stockholders and until their successors are elected and qualified. Each of the director nominees are presently serving as our directors. Each of the nominees has consented to be a nominee and to serve as a director if elected. The board of directors has no reason to believe that any of the nominees will be unable to serve as directors or become unavailable for any reason. If, at the time of the annual meeting, any of the nominees shall become unavailable for any reason, the persons entitled to vote the proxy will vote for such substituted nominee or nominees, if any, as such persons shall determine in his or her discretion. Information is set forth below regarding the nominees, including the name and age of each director nominee, his or her principal occupation and business experience during the past five years, and the commencement of his or her term as a director.

Name	Principal Occupation or Employment During the Past Five Years	Director Since
Dr. Vernon R. Alden (80)
Director since November 2002. Dr. Alden previously served as President (79) of Ohio University and Associate Dean of the Harvard Business School. In addition, Dr. Alden helped establish Japan's first graduate school of business administration at Keio University. During his career, Dr. Alden served on the boards of Colgate-Palmolive Company, Digital Equipment Corporation, The McGraw-Hill Companies, The Mead Corporation, and the Boston Safe Deposit and Trust Company. He continues to serve as a director of Sonesta International Hotels and as an independent general partner of three Merrill Lynch-Lee Acquisition Funds. Dr. Alden was also appointed by President Lyndon Johnson as Chairman of the Task Force Committee focused on planning the U.S. Job Corps. Dr. Alden received a B.A. from Ohio University and an M.B.A. from Harvard Business School.
		2002
John J. Grace (61)

Co-founder and Chairman of the Board.  He was the Chief Financial Officer from September 2000 to January 2002 and from February 2003 to 2004, and was Executive Vice-President from 2000 - 2004, and a member of our Board of Advisors since 1997 and a director since April 2003.  Prior to 1993, Mr. Grace was a Senior Fellow and trustee at a think tank from 1995-1996 and was its Executive Director in 1996. Prior to such time, Mr. Grace was a Managing Partner at Coopers & Lybrand (now Price Waterhouse Coopers) where he spent 28 years in various senior positions. Mr. Grace holds a B.S. in accounting from the University of Scranton and is a Certified Public Accountant.
		2003
Dr. Janice A. Jones (56)	Co-founder and Executive Vice President-Corporate Development since March 2000, a director since 1997 and our Corporate Secretary since 1998. Dr. Jones also founded and has been a director of Kingsley Capital, Inc. since its inception in 1984 and has been its Chief Executive Officer since 1990. Dr. Jones holds a Ph.D. and a Masters degree in Social Sciences from Yeshiva University, and a B.A., from Hunter College. She received the Hunter College Hall of Fame Award in 1986.	1997
Rick N. Newton (51)	Director since April 1999 and Chairman of the Board from April 1999 to December 2000. From November 1996 to March 1999, Mr. Newton was Director of Corporate Finance Services at American Express Co., Denver, Colorado. From April 1990 to 1999 October 1996, he was CEO of Systems Science Institute. Mr. Newton received a B.S. in Engineering from the University of Colorado.	1999
Richard B. Murray (52)	Director since August 2004 and expert member of the audit committee. Prior to August 2004, Mr. Murray has worked with us in an advisory capacity on a variety of matters both operational and financial since March of 2004. Mr. Murray was the Vice President of Finance and Administration of the Allard Nazarian Group from 1995 to 1998 and prior to that as a Managing Partner at Coopers & Lybrand (now PricewaterhouseCoopers). Mr. Murray holds a B.S. in accounting from Bentley College and is a Certified Public Accountant.	2004
William H. Waldrop (36)

Mr. Waldrop joined College Partnership by means of the acquisition of Vision Direct Marketing, Inc. in which Mr. Waldrop will continue to perform the role of CEO and President.  At Vision Direct Marketing he deployed a 40 person call center that generated $5 million in revenues. In addition to the marketing experience he possesses, Mr. Waldrop has over 12 years of experience in the Telecommunications industry where he has held several key management positions. As Vice President of Operations for Leading Edge Broadband Services, he built a telecommunications network managing call traffic between the United States and the Philippines. Mr. Waldrop received a B.S. from California State University of Long Beach and an M.B.A. from the University of Southern California.
		2004
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The address of each nominee is c/o College Partnership, Inc., 333. S. Allison Parkway, Suite 100, Lakewood, CO 80226.

There are no family relationships between any of our directors or executive officers except that Janice A. Jones and John J. Grace are married to each other.

The six nominees receiving the highest number of affirmative votes duly cast at the meeting shall be elected as directors.

Our board of directors recommends that the stockholders vote "FOR" the proposal to elect Dr. Vernon R. Alden, Mr. John J. Grace, Dr. Janice A. Jones, Mr. Rick N. Newton, Mr. Richard B. Murray and Mr. William H. Waldrop as directors.

Board of Directors and Committee Meetings

The board of directors held five meetings during fiscal 2004. During fiscal 2004, no director attended fewer than 75% of the aggregate number of the total number of meetings of the board of directors.

The board of directors has standing audit and compensation committees. The board of directors does not presently have a separate nominating committee, the function of which is performed by the board of directors as a whole. The board of directors will consider nominees recommended by stockholders. Recommendations for our annual meeting of stockholders to be held in 2005 must be submitted in writing to our Secretary at 333 South Allison Parkway, Suite 100, Denver, Colorado 80226. Such recommendations must include the name, address and principal business occupation of the candidate for the last five years and must be received by the Secretary before March 1, 2005.

Compensation Committee. The current members of the compensation committee are Messrs. Rick N. Newton, Chairman and Richard B. Murray. The compensation committee performs the following duties: (1) considers and makes recommendations to the board of directors with respect to our overall compensation policies; (2) approves the compensation payable to all of our officers; (3) reviews proposed compensation of executives as provided in our executive compensation plan; (4) advises management on all other executive compensation matters as requested; and (5) reports to the board as and when appropriate with respect to all of the foregoing. The compensation committee met once in fiscal 2004.

Audit Committee. The current members of the audit committee are Mr. Richard Murray, Chairman, and Mr. Rick N. Newton. During fiscal 2002 the audit committee met four times. The audit committee assists the board of directors in its general oversight of our financial reporting, internal controls and audit functions. For further information see "Audit Committee Report".

Compensation of Directors

Beginning in August of 2004, we agreed to pay each of our directors, whether or not such director also serves as an officer, $1,000 per quarter and issue 500 shares of common stock for each quarter they serve as a director. Directors that serve on committees of the Board are paid an additional $500 per meeting, prior directors were paid $500 per meeting and were each issued 1,500 shares of common stock for each quarter they served as a director.

Executive Compensation

Base Salary.    In evaluating and setting salaries, the committee relies upon periodic surveys that provide data by industry and size of company, as well as knowledge of local pay practices as reported in financial periodicals or through information otherwise accessible to the committee. In evaluating salaries for executive officers, the committee also considers a review of individual performance and a general review of the Company’s financial and stock price performance. The base salary for executive officers is reviewed annually, typically in August. Adjustments in the base salary of executive officers may also be considered at other times during the year if warranted by changing responsibilities or other factors. In light of an equalization of responsibilities among the three executive vice presidents, the committee approved an equalization of their base salaries to the level constituting a slight, less than one percent increase to the mid-range salary among the three executives.

Stock Option Grants.    The Company provides its executive officers with long-term incentives under the 2002 Stock Incentive Plan and predecessor stock option plans. The stock option plans are a tool used to provide incentives that will attract and retain key executives and employees, thereby maximizing shareholder value. The committee relies upon surveys and general familiarity with the proportion of shares available for stock options in similar technology-based companies to determine appropriate grant levels. Typically annual grants to executive officers are made in August of each year, concurrent with the normal annual performance review and any adjustments to base salary as described above. As a further incentive to maximize shareholder value and achieve short-term financial goals of the Company, the Committee also awarded a stock option grant to some of the executive and senior officers. The terms of these options are described above in the table captioned “Option Grants in Last Fiscal Year.”

Tax Deductibility of Compensation

Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), limits the tax deduction available to public companies for compensation paid to individual executive officers to $1 million in any taxable year, unless certain performance, disclosure and shareholder approval requirements are met. The Compensation Committee does not presently expect total cash compensation payable for salaries and bonuses to exceed the $1 million limit for any individual executive. Stock options granted to our executive officers are designed to qualify for the performance-based exemption.

Compensation Committee
Rick Newton, Chairman
Richard Murray

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REPORT OF THE AUDIT COMMITTEE

The members of the Audit Committee are independent in accordance with applicable rules promulgated by the SEC. Each member is able to read and understand fundamental financial statements, including the Company’s balance sheet, income statement and cash flow statement. The Board of Directors has determined that Mr. Richard B. Murray are “audit committee financial experts” as defined in Section 401(h) of Regulation S-K promulgated by the SEC under the Exchange Act. A copy of the Audit Committee’s current charter can be found on our website, www.collegepartnership.com. The Audit Committee has reviewed and discussed the audited financial statements for fiscal 2004 with the management of the Company. Additionally, the Audit Committee has discussed with the Company’s independent registered public accounting firm the matters required by Statement on Auditing Standards No. 61. The Audit Committee has received the written disclosures and the letter from the independent registered public accounting firm required by the Independence Standards Board Standard No. 1 and has discussed with the independent registered public accounting firm the independent accountants’ independence. Based on the discussions and reviews noted above, the Audit Committee recommended to the Company’s Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-KSB for fiscal year 2004 filed with the SEC.

Audit Committee
Richard B. Murray, Chairman
Rick Newton

Fees Paid To Auditors
The following table shows the fees paid or accrued by the Company for the audit and other services provided by our Auditors, Hein + Associates, for fiscal years 2004 and 2003.

	2004	2003
Audit Fees	$75,949	$89,501
Audit-Related Fees	$0	$0
Tax Fees	$0	$0
All Other Fees	$0	$0

Total Fees	$75,949	$89,501

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SHARE OWNERSHIP OF CERTAIN BENEFICIAL OWNERS, OF
NOMINEES FOR ELECTION TO THE BOARD OF DIRECTORS,
AND OF EXECUTIVE OFFICERS

The following table sets forth information as of February 4, 2005 regarding the share ownership of each person who is known to the Corporation to have been a beneficial owner of more than five percent of the Common Stock of the Corporation, of each nominee for election to the Board of Directors of the Corporation, and of all directors and executive officers as a group:

Title of Class Name and Address Shares Beneficially Owned Percent of Class

Common Dr. Janice A. Jones 12,137,855(1)(2)(3) 37.9% 333 S. Allison Parkway, Suite 100 Lakewood, CO 80226
Common John J. Grace 2,910,821(2)(3) 9.09% 333 S. Allison Parkway, Suite 100 Lakewood, CO 80226
Common William H. Waldrop 2,651,000(4) 7.5% 333 S. Allison Parkway, Suite 100 Lakewood, CO 80226
Common Mark S. Eagle 454,231(5) 2.2% 333 S. Allison Parkway, Suite 100 Lakewood, CO 80226
Common J. Wade Mezey, Esq., LL.M 222,500(6) * 333 S. Allison Parkway, Suite 100 Lakewood, CO 80226
Common Rick N. Netwon 428,000(7) 1.4% 333 S. Allison Parkway, Suite 100 Lakewood, CO 80226
Common Vernon Alden 35,174(8) * 333 S. Allison Parkway, Suite 100 Lakewood, CO 80226
Common Rich Murray 70,000 * 333 S. Allison Parkway, Ste 100 Lakewood, CO 80226
Common All Directors and Officers as a Group 18,906,581(1)(2)(3)(4)(5)(6)(7)(8) 59.1%

* Less than 1%
(1)
Includes 7,768,716 shares owned by Kingsly Capital, Inc. and 1,500,000 shares owned by J View II Limited Partnership. Dr. Jones is an officer, director and the principal shareholder of each of the aforesaid companies and controls the disposition of these shares.

(2)	Includes 375,000 shares of our common stock subject to an option exercisable within 60 days from the date of this report.
(3)	Dr. Jones and Mr. Grace are husband and wife. Each disclaims beneficial ownership of the other's stockholdings in our company.
(4)	Includes 1,780,000 shares of Preferred Stock that is convertible into Common Shares at a ratio of 1 to 1.
(5)	Includes 80,000 shares of our common stock subject to an option exercisable within 60 days from the date of this report.
(6)	Includes 220,000 shares of Preferred Stock that is convertible into Common Shares at a ratio of 1 to 1.
(7)	Includes 110,000 shares of our common stock subject to an option exercisable within 60 days from the date of this report.
(8)	Includes 10,000 shares of our common stock subject to an option exercisable within 60 days from the date of this report.

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Section 16(a) Beneficial Owner Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires the Corporation’s officers and directors, and persons who own more than ten percent of a registered class of the Corporation’s equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Officers, directors and greater than ten-percent shareholders are required by SEC regulation to furnish the Corporation with copies of all Section 16(a) forms they file.

Based solely on its review of the copies of such forms received by it, or written representations from certain reporting persons that no Forms 5 were required for those persons, the Corporation believes that during 2004 all filing requirements applicable to its officers, directors, and greater than ten-percent shareholders were complied with.

Executive Officers Compensation

Information is set forth below regarding executive officers, including the name and age of each executive officer, his or her principal occupation and business experience during the last five years and the date each first became an executive officer and compensation for the past two years.

EXECUTIVE COMPENSATION
		Summary Compensation Table
Annual Compensation				Long Term Compensation	All Other
				Award Securities Underlying	Compensation
Name and Principal Position	Year	Salary ($)	Bonus ($)	Options (#)	($)
Edward Doody, President (since April 2004)	2004	$60,000 (1)	$0	300,000 (1)	$0
John J. Grace - Chairman	2004	$149,385	$0	0	$0
of the Board, Director (Exev. Vice-President and CFO - 2000-2004)	2003	$130,654(2)	$0	750,000	$0
Janice A. Jones, Executive Vice President and	2004	$142,968	$0	0	$0
Corporate Secretary, Director	2003	$114730(2)	$0	750,000	$0
Mark S. Eagle, Chief	2004	$134,507	$0	0	$0
Operations (Exec. VP July 2001 - April 2003)	2003	$108,846	$45,833	0	$0
John Schoonbrood - Chief Financial Officer	2004	$30,523(3)	$0	300,000	$0
William H. Waldrop - Executive Vice President, Director	2004	$5,769(4)	$0	400,000	$0
J. Wade Mezey - General Counsel/Chief Legal Officer	2004	$4,615(5)	$0	250,000	$0
(1)  Mr. Edward Doody is engaged as an interim executive through a working agreement with a consulting services firm. The amount shown as salary is the fee paid to the consulting services firm for Mr. Doody’s services. 300,000 Warrants have been issued in connection with the working agreement to the consulting services firm, which vest monthly over a 12 month period. The warrants have been expensed according to FAS 123 and EITF 96-18. Total fiscal 2004 expense for the vested warrants amounted to $21,593.
(2) Includes fees paid for serving on the board od directors.
(3) was hired September 6, 2004 at an annual compensation rate of $144,000
(4) was hired December 15, 2004 at an annual compensation rate of $150,000
(5) was hired December 15, 2004 at an annual compensation rate of $120,000

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Option Grants Table
The following table provides information relating to the grant of stock options to the named executive officers during the 2004 fiscal year.

OPTION GRANTS IN 2004 FISCAL YEAR

	Individual Grants
Name	Number of Securities Underlying Options Granted (#)(2)		% of Total Options Granted to Employees In FiscalYear	Fair MarketValue on Date of Grant ($/Sh)	Exercise or Base Price ($/Sh)	Expiration Date
Mr. Edward Doody	0	(1)	--	--	--	--
Mr. John J. Grace	0	(2)	--	--	$ 0.50	--(3)
Dr. Janice A. Jones	0	(2)	--	--	$ 0.50	--(3)
Mr. Mark Eagle	200,000		--	--	$ 0.50	--(3)

(1)
Mr. Edward Doody is not an employee. He is engaged as an interim executive through a working agreement with a consulting services firm. 300,000 Warrants have been issued in connection with the working agreement to the consulting services firm, which vest monthly over a 12 month period. The warrants have been expensed according to FAS 123 and EITF 96-18. Total fiscal 2004 expense for the vested warrants amounted to $21,593.

(2)	295,455 Non qualified stock options were exchanged for 295,455 qualified stock options under our 2002 plan by both Mr. Grace and Dr. Jones. Vesting schedule and exercise price remained the same.

(3)	The options have an expiration date 5 years after vesting. The grant vests in 5 equal annual installments with the first cliff vesting oneyear from the initial grant.

Aggregated Option Exercises and Fiscal Year-End Option Values

The following table provides information relating to the exercise of stock options during the 2004 fiscal year for each of the named executive officers and the 2004 fiscal year-end value of unexercised options.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
AND FY-END OPTION VALUES

			Number of Unexercised Options at FY-End (#)	Value of Unexercised In-the-Money Options at FY-End ($)(1)
Name	Shares Acquired Exercise (#)	Value Realized ($)	Exercisable/ Unexercisable	Exercisable/Unexercisable
Mr. Edward Doody (2)	0	N/A	N/A	$0 / 0
Mr. John J. Grace	0	N/A	375,000 / 375,000	$0 / 0
Dr. Janice Jones	0	N/A	375,000 / 375,000	$0 / 0
Mark Eagle	0	N/A	80,000 / 320,000	$0 / 0

(1)
The market value of underlying shares of common stock is equal to the fair market value at July 31, 2004, $0.23 per share, less the option exercise price, multiplied by the number of shares of common stock in the money. No options were in-the-money as of July 31, 2004.

(2)
Mr. Edward Doody is engaged as an interim executive through a working agreement with a consulting services firm. 300,000 Warrants have been issued in connection with the working agreement to the consulting services firm, which vest monthly over a 12 month period. Expiration date is March 1, 2009. The warrants have been expensed according to FAS 123 and EITF 96-18. Total fiscal 2004 expense for the vested warrants amounted to $21,593.

CODE OF CONDUCT AND CODE OF ETHICS

The Company has adopted a Code of Conduct and Code of Ethics (the “Code”) that applies to all of its Team Members, including the Company’s Officers. The Code is viewable on our website, www.collegepartnership.com. The Company intends to satisfy the disclosure requirements under Item 5.05 of Form 8-K regarding any amendment to or waiver of the Code with respect to the Company’s Officers, and persons performing similar functions, by posting such information on its Internet site.

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PROPOSAL 2. AMENDMENT TO THE CERTIFICATE OF INCORPORATION TO INCREASE AUTHORIZED COMMON STOCK

    The board of directors has adopted, subject to stockholder approval, an amendment to our Certificate of Incorporation to increase the number of authorized shares of Common Stock from 40,000,000 to 75,000,000.  The Company currently has authorized capital stock of 48,000,000 shares and approximately 32,007,417 shares of Common Stock are outstanding as of the Record Date.  The board of directors believes that the increase in authorized common shares would provide the Company greater flexibility with respect to the Company's capital structure for such purposes as additional equity financing and stock based acquisitions. The amendment to the first paragraph of Article II  our Certificate of Incorporation with respect to this Proposal shall read as follows: "Article II. The amount of total authorized capital stock which the Corporation shall have authority to issue is 75,000,000 shares of common stock, each with $0.001 par value, and 25,000,000 shares or preferred stock, each with $0.001 par value.  To the fullest extent permitted by the laws of the State of Nevada (currently set forth in NRS 78.195), as the same now exists or may hereinafter be amended or supplemented, the Board of Directors may fix and determined the designations, rights, preferences or other variations of each class or series within each class of capital stock of the Corporation."

    The terms of the additional shares of Common Stock will be identical to those of the currently outstanding shares of Common Stock. However, because holders of Common Stock have no preemptive rights to purchase or subscribe for any unissued stock of the Company, the issuance of additional shares of Common Stock will reduce the current stockholders' percentage ownership interest in the total outstanding shares of Common Stock. This amendment and the creation of additional shares of authorized common stock will not alter the current number of issued shares. The relative rights and limitations of the shares of Common Stock will remain unchanged under this amendment. The increase in the number of authorized but unissued shares of Common Stock would enable the Company, without further stockholder approval, to issue shares from time to time as may be required for proper business purposes, such as raising additional capital for ongoing operations, business and asset acquisitions, stock splits and dividends, present and future employee benefit programs and other corporate purposes.  The proposed increase in the authorized number of shares of Common Stock could have a number of effects on the Company's stockholders depending upon the exact nature and circumstances of any actual issuances of authorized but unissued shares. The increase could have an anti-takeover effect, in that additional shares could be issued (within the limits imposed by applicable law) in one or more transactions that could make a change in control or takeover of the Company more difficult. For example, additional shares could be issued by the Company so as to dilute the stock ownership or voting rights of persons seeking to obtain control of the Company. Similarly, the issuance of additional shares to certain persons allied with the Company's management could have the effect of making it more difficult to remove the Company's current management by diluting the stock ownership or voting rights of persons seeking to cause such removal. The board of directors is not aware of any attempt, or contemplated attempt, to acquire control of the Company, and this proposal is not being presented with the intent that it be utilized as a type of anti- takeover device.

    The above is not the Certificate of Incorporation in its entirety but specific language reflecting the changes of the Certificate of Incorporation, a copy of the Certificate of Incorporation are incorporated by reference and filed as exhibit 3.1 to our 10-KSB filed on November 17, 2003.

The board of directors recommends a vote " FOR " the proposals to amend our Certificate of Incorporation to increase the number of authorized shares of Common Stock from 48,000,000 to 75,000,000.

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PROPOSAL 3.  AMENDMENT TO THE CERTIFICATE OF INCORPORATION TO INCREASE THE
AUTHORIZED SHARES OF COMPANY'S  PREFERRED STOCK TO 25,000,000 SHARES

    The board of directors has adopted, subject to stockholder approval, an amendment to our Certificate of Incorporation to increase the number of authorized shares of preferred stock from 10,000,000 to 25,000,000.  Pursuant to the laws of the state of Nevada and our Certificate of Incorporation, our board of directors will have the authority, without further action by our stockholders, to issue up to 10,000,000 shares of preferred stock in one or more series and to fix the privileges and rights of each series. Our board of directors is now requesting that the stockholders approve an increase in the number of shares of preferred stock which we can issue from 10,000,000 to 25,000,000.  Currently, we have 2,400,000 shares of preferred stock outstanding. However, the board of directors believes that increasing the number of authorized but unissued shares of preferred stock will provide the board with further flexibility to raise capital and to protect the company against unsolicited takeover attempts.  However, when designating and issuing the preferred stock, the board of directors may issue shares with voting, conversion or other rights that could adversely affect the voting power and other rights of the common stockholders.  Additionally, if we issue the preferred stock, the market price of common stock may decrease, and voting and other rights may decrease.

    The amendment to the first paragraph of Article II  our Certificate of Incorporation with respect to this Proposal and Proposal 2 shall read as follows: "Article II. The amount of total authorized capital stock which the Corporation shall have authority to Issue is 75,000,000 shares of common stock, each with $0.001 par value, and 25,000,000 shares or preferred stock, each with $0.001 par value.  To the fullest extent permitted by the laws of the State of Nevada (currently set forth in NRS 78.195), as the same now exists or may hereinafter be amended or cupplemented, the Board of Directors may fix and determined the designations, rights, preferences or other variations of each class or series within each class of capital stock of the Corporation."

    The above is not the Certificate of Incorporation in its entirety but specific language reflecting the changes of the Certificate of Incorporation, a copy of the Certificate of Incorporation are incorporated by reference and filed as exhibit 3.1 to our 10-KSB filed on November 17, 2003.

The board of directors recommends a vote " FOR " the proposals to amend our Certificate of Incorporation to increase the number of authorized shares of preferred stock from 10,000,000 to 25,000,000.

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PROPOSAL 4. RATIFICATION OF AMENDMENTS TO THE BY-LAWS

    Our board of directors, has amended the Company's by-laws to reflect the following changes, as contained below.  The followingis not the by-laws in its entirety but specific language reflecting the changes of the by-laws, a copy of the by-laws are incorporated by reference and filed as exhibit 3.4 to our 10-KSB filed on November 17, 2003.

    The following changes where made to the by-laws to provide better clarity of each officers duties and responsibility.

4.6. Chairman and Vice-Chairman of the Board of Directors. Except as otherwise voted by the directors, the chairman of the board shall preside at all meetings of the stockholders and directors at which he or she is present and shall have such other powers and duties as the board of directors or any duly authorized committee shall from time to time designate. Except where by the law the signature of the chief executive officer or president is required, the chairman shall possess the same power as the chief executive officer and the president to sign all contracts, certificates and other instruments of the corporation which may be authorized by the board of directors. Except as otherwise voted by the directors, the vice-chairman of the board, if any is elected or appointed, shall assume the duties and powers of the chairman of the board in his or her absence and shall otherwise have such duties and powers as shall be designated from time to time by the board of directors.

 4.7. Chief Executive Officer. The chief executive officer, if any, shall have, subject to the board of directors, general and active management responsibility of the business of the corporation and shall see that all orders and resolutions of the board of directors are carried into effect, and shall perform such duties as are conferred upon him or her by these bylaws or as may from time to time be assigned to him or her by the chairman of the board or the board of directors. The chief executive officer may sign, execute and deliver in the name of the corporation all deeds, mortgages, bonds, leases, contracts or other instruments either when specially authorized by the board of directors or when required or deemed necessary or advisable by him or her in the ordinary conduct of the corporation’s normal business, except in cases where the signing and execution thereof shall be expressly delegated by these bylaws to some other officer or agent of the corporation or shall be required by law or otherwise to be signed or executed by some other officer or agent. The chief executive officer may cause the seal of the corporation, if any, to be affixed to any instrument requiring the same. In the absence or disability of the chairman of the board, the chief executive officer shall preside at all meetings of the stockholders and the board of directors. The chief executive officer shall also perform such other duties and may exercise such other powers as may from time to time be assigned by the laws or the board of directors.

 4.8 President. The president, if any, shall perform such duties as are conferred upon him or her by these bylaws or as may from time to time be assigned to him or her by the chairman of the board, the chief executive officer, if any, or the board of directors. In the absence or disability of the chairman of the board and the chief executive officer, if any, the president shall preside at all meetings of the stockholders and the board of directors.

  4.9 Vice Presidents. The vice-presidents, if any, shall perform such duties as are conferred upon them by these bylaws or as may from time to time be assigned to them by the board of directors, the chairman of the board, the chief executive officer, if any, or the president, if any.

 4.10 Secretary and Assistant Secretary. The secretary shall record all proceedings of the stockholders, of the board of directors and of committees of the board of directors in a book or series of books to be kept therefore and shall file therein all writings of, or related to action by stockholder or director consent. In the absence of the secretary from any meeting, an assistant secretary, or if there be none or if absent, a temporary secretary chosen at the meeting, shall record the proceedings thereof. Unless a transfer agent has been appointed the secretary shall keep or cause to be kept the stock and transfer records of the corporation, which shall contain the names and record addresses of all stockholders and the number of shares registered in the name of each stockholder. The secretary shall have such other duties and powers as may from time to time be designated by the board of directors or the chairman of the board. Any assistant secretaries shall have such duties and powers as shall be designated from time to time by the board of directors, the chairman of the board or the secretary.

 4.11 Chief Financial Officer.  The chief financial officer of the corporation shall be in charge of its funds and valuable papers, and shall have such other duties and powers as may be designated from time to time by the board of directors or by the chairman of the board. The chief financial officer shall also be the chief accounting officer for all public filings that require a chief accounting officer's signature.  If no chief financial officer is elected then the Controller shall be the chief accounting officer,

    Although it is not required to do so, the board of directors is submitting its selection amendment of the by-laws for ratification by the stockholders at the annual meeting in order to ascertain the view of the stockholders regarding such amendments. The affirmative vote of the holders of a majority of the shares of our common stock represented at the meeting, in person or by proxy, and entitled to vote will be required to approve this proposal. Whether the proposal is approved or defeated, the board of directors may reconsider its selection.

Our board of directors recommends that stockholders vote "FOR" the amendments to the company's by-laws.

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PROPOSAL 5. AMENDMENT TO THE 2002 INCENTIVE PLAN TO INCREASE THE AUTHORIZED SHARES TO 5,000,000

    On January 21, 2002, the board previously adopted, and the shareholders subsequently approved, the 2002 Incentive Plan ("2002 Plan").  The 2002 Plan has been used to grant incentives such as stock options to the Company's officers and other employees.  As originally approved, the 2002 Plan had 3,000,000 shares available for issuance under the 2002 Plan.  As of January 31, 2005, 250,000 shares of stock remain available under the 2002 Plan.  The board of directors and the Company's management believe that the effective use of the 2002 Plan will be integral to the Company's success in the future and is vital to its ability to achieve continued strong performance in the future.  The board of directors has approved an amendment to the 2002 Plan to increase the aggregate number of shares authorized for issuance under the 2002 Plan to 5,000,000, subject to shareholder approval.  If approved, the total share remaining for issuance under the 2002 Plan would be 2,250,000 which would ensure that the Company is able to continue to grant awards to employees at levels determined appropriate by the board of directors.  The proposed amendment would not change other provisions of the 2002 Plan currently in effect.  Additional information about the 2002 Plan has been provided below; however, the following in its entirety by specific language of the 2002 Plan, a copy of which as been attached as an appendix to this Proxy Statement.

Our board of directors recommends that stockholders vote "FOR" the to amend our 2002 Plan to increase the number of authorized shares of common stock from 3,000,000 to 5,000,000.

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PROPOSAL 6. RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

    Our board of directors, upon the recommendation by our audit committee, has selected Stonefield Josephson, Inc. as our independent auditors for the year ending July 31, 2005. Representatives of Stonefield Josephson, Inc. will be present at the meeting and will have the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions from stockholders.

    Although it is not required to do so, the board of directors is submitting its selection of our independent auditors for ratification by the stockholders at the annual meeting in order to ascertain the view of the stockholders regarding such selection. The affirmative vote of the holders of a majority of the shares of our common stock represented at the meeting, in person or by proxy, and entitled to vote will be required to approve this proposal. Whether the proposal is approved or defeated, the board of directors may reconsider its selection.

Our board of directors recommends that stockholders vote "FOR" the ratification of the selection of Stonefield Josephson, Inc.

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DELIVERY OF VOTING MATERIALS

To reduce the expenses of delivering duplicate voting materials to our stockholders, we are taking advantage of new householding rules that permit us to deliver only one set of voting materials, meaning the proxy statement, to stockholders who share the same address unless otherwise requested. Each stockholder will receive a separate proxy card or voting instruction form and will therefore retain a separate right to vote on all matters presented at the meeting.

If you share an address with another stockholder and have received only one set of voting materials, you may write or call us to request a separate copy of these materials at no cost to you. For future annual meetings, you may request separate voting materials or request that we only send one set of voting materials to you if you are receiving multiple copies by calling us at: (303) 804-0155 or by writing us at: College Bound Student Alliance, Inc., 333 South Allison Parkway, Suite 100, Denver, Colorado 80226, Attn: Secretary.

ANNUAL REPORT

Our Annual Report on Form 10-KSB for the year ended July 31, 2004, including financial statements and financial statement schedules, as filed with the Securities and Exchange Commission is incorporated by reference as filed on December 13, 2004.  A copy of the 10-KSB can be found on our website or at www.sec.gov.  If you would like free copy to be sent to you please call or write to our Executive Office.

STOCKHOLDER PROPOSALS

In accordance with Rule 14a-8 under the Exchange Act, any stockholder who intends to submit a proposal at our annual meeting of stockholders held for your 2005 fiscal year and who wishes to have the proposal considered for inclusion in the proxy statement and form of proxy for that meeting must, in addition to complying with the applicable laws and regulations governing submission of such proposals, deliver the proposal to us for consideration no later than October 31, 2005. Such proposal should be sent to our Secretary at 333 South Allison Parkway, Suite 100, Lakewood, Colorado 80226.

It is important that proxies be returned promptly. Therefore, stockholders, whether or not they expect to attend the meeting in person, are requested to complete, date, and sign the enclosed form of proxy and return it promptly in the envelope provided for that purpose. By returning your proxy promptly you can help us avoid the expense of follow-up mailings to ensure a quorum so that the meeting can be held. Stockholders who attend the meeting may revoke a prior proxy and vote their proxy in person as set forth in this proxy statement.

                        By Order of the Board of Directors,

                                                /s/ John J. Grace
                                                 ---------------------
                                                John J. Grace
                                                Chairman of the Board
                                                Lakewood, Colorado
                                                February 5, 2005

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PROXY

COLLEGE PARTNERSHIP INC.
Annual Meeting of Shareholders to be held on March 15, 2005
This Proxy is Solicited on Behalf of the Board of Directors

The undersigned hereby appoints John J. Grace and Janice A. Jones, or either of them, as proxies, with power of substitution to each proxy and substitute, to vote the common stock or preferred stock of the undersigned at the 2005 Annual Meeting of Shareholders of College Parntership, Inc. and at any adjournment thereof, as indicated on the reverse hereof on the proposal for Election of Directors, the Amendments to the Articles of the Incorporation,  the ratification of the Amendments to the by-laws, the Amendment to the 2002 Plan, the ratification of our Auditors,  and as said proxies may determine in the exercise of their best judgment on any other matters which may properly come before the meeting.

IF PROPERLY EXECUTED AND RETURNED, THIS PROXY WILL BE VOTED AS SPECIFIED OR, IF NOT SPECIFIED, WILL BE VOTED FOR ELECTING ALL NOMINEES AND AGAINST THE SHAREHOLDER PROPOSAL.

PLEASE SIGN ON REVERSE SIDE AND MAIL PROMPTLY
IN THE ENCLOSED ENVELOPE

SEE REVERSE SIDE	SEE REVERSE SIDE

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The Board Recommends a Vote For items 1, 2, 3, 4, 5, and 6.

[✓]	Please mark votes as in this example

1. Election of Directors

Nominees: Dr. Vernon R. Alden, Mr. John J. Grace, Dr. Janice A. Jones, Mr. Rick N. Newton, Mr. Richard B. Murray and Mr. William H. Waldrop

[ ]	FOR ALL NOMINEES	[ ]	WITHHELD FROM ALL NOMINEES

 [    ]  For, except vote withheld from the above nominee(s).

2. Amendment To The Certificate Of Incorporation To Increase Authorized Common Stock

Proposal:  To Amend Articles of Incorporation to Increase Common Stock to 75,000,000

[ ]	FOR THE AMENDMENT TO CERTIFICATE OF INCORPORATION TO INCREASE COMMON STOCK	[ ]	WITHHELD FROM THE AMENDMENT TO CERTIFICATE OF INCORPORATION TO INCREASE COMMON STOCK

3. Amendment To The Certificate Of Incorporation To Increase Authorized Preferred Stock

Proposal:  Amend Articles of Incorporation to Increase Preferred Stock to 25,000,000

[ ]	FOR THE AMENDMENT TO CERTIFICATE OF INCORPORATION TO INCREASE PREFERRED STOCK	[ ]	WITHHELD FROM THE AMENDMENT TO CERTIFICATE OF INCORPORATION TO INCREASE PREFERRED STOCK

4.  Ratification Of Amendments To The By-Laws

Proposal:  Ratify the Amendments To The By-Laws

[ ]	FOR THE AMENDMENTS TO THE BY-LAWS	[ ]	WITHHELD FROM THE AMENDMENTS TO THE BY-LAWS

5.   Amendment To The 2002 Incentive Plan To Increase The Authorized Shares To 7,500,000

Proposal:  Amend The 2002 Plan To Increase The Authorized Shares To 7,500,000

[ ]	FOR THE AMENDMENT TO THE 2002 PLAN	[ ]	WITHHELD FROM THE AMENDMENT TO THE 2002 PLAN

6.   Ratification Of Selection Of Independent Auditors

Proposal:  Ratify The Selection Of Independent Auditors

[ ]	FOR THE SELECTION OF INDEPENDENT AUDITORS	[ ]	WITHHELD FROM THE SELECTION OF INDEPENDENT AUDITORS

MARK HERE	[ ]
FOR ADDRESS CHANGE AND NOTE AT LEFT

Please sign exactly as your name appears. If acting as attorney, executor, trustee or in representative capacity, sign name and title

Signature: Signature:	Date Date

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Appendix A
2002 Incentive Plan
APPROVAL OF 2002 INCENTIVE PLAN The Board of Directors adopted the 2002 Incentive Plan (the "2002 Plan") on January 21, 2002, subject to approval by the Company's shareholders at the Annual Meeting.

PURPOSE OF THE 2002 PLAN The purpose of the 2002 Plan is to enable the Company to attract officers and other key employees and consultants and to provide them with appropriate incentives and rewards for superior performance. The 2002 Plan affords the Company the ability to respond to changes in the competitive and legal environments by providing the Company with flexibility in key employee and executive compensation. This plan is designed to be an omnibus plan allowing the Company to grant a wide range of compensatory awards including stock options, stock appreciation rights, phantom stock, restricted stock, stock bonuses and cash bonuses. The 2002 Plan is intended to encourage stock ownership by recipients by providing for or increasing their proprietary interests in the Company, thereby encouraging them to remain in employment.

DESCRIPTION OF THE 2002 PLAN GENERAL. The following general description of certain features of the 2002 Plan is qualified in its entirety by reference to the 2002 Plan, which is attached as Exhibit B. Subject to adjustment as provided in the 2002 Plan, the number of shares of Common stock that may be issued or transferred, plus the amount of shares of Common stock covered by outstanding awards granted under the 2002 Plan, shall not in the aggregate exceed 3,000,000.

ELIGIBILITY. Officers, including officers who are members of the Board of Directors, Directors and key employees of and consultants and advisors to the Company may be selected by the Board of Directors to receive benefits under the 2002 Plan.

TERMS OF OPTIONS AND OTHER POSSIBLE AWARDS. The 2002 Plan authorizes the granting of options to purchase shares of Common stock, stock appreciation rights ("SARs"), limited subscription rights ("LSARs"), phantom stock, restricted shares, stock bonuses and cash bonuses. The terms applicable to these various types of awards, including those terms that may be established by the Board of Directors when making or administering particular awards, are set forth in detail in the 2002 Plan.

TRANSFERABILITY OF AWARDS. Except as may be limited by the Board of Directors at the time of grant, and except for Restricted Stock, awards granted under the 2002 Plan may be transferred or assigned to others. The transfer of options and other awards could have the effect of reducing the incentive effect of the award to the extent that after a transfer the holder may not have any direct relationship with us.

OPTIONS. The Board of Directors may grant Options that entitle the optionee to purchase shares of Common stock at a price less than, equal to or greater than market value on the date of grant. The option price is payable at the time of exercise (i) in cash or cash equivalent, or (ii) by the transfer the Company of shares of Common stock that are already owned by the optionee and have a value at the time of exercise equal to the option price. In addition, at the time of grant the Board of Directors may provide that an Option may be exercised in a "cashless" transaction in which the holder may surrender all or a portion of the Option and receive the number of shares of Common stock equal in value to the Fair Market Value per share at the date of surrender less than the exercise price per share of the Option, multiplied by the number of shares which may be purchased under the Option, or portion thereof, being surrendered. Options granted under the 2002 Plan may be Options that are intended to qualify as incentive stock options ("ISOs") within the meaning of Section 422 of the Internal Revenue Code of 1986 ("Code") or Options that are not intended to so qualify. The 2002 Plan permits the granting of incentive stock options or nonqualified stock options at the discretion of the Board of Directors. The exercise price for nonqualified stock options granted may not be less than the fair market value per share of Common stock on the date of grant. The exercise price for ISOs may not be less than the fair market value per share of Common stock on the date of grant, and ISOs granted to persons owning more than 10% of the Company's voting stock must have an exercise price of not less than 110% of the fair market value per share of Common stock on the date of grant. All ISOs granted must be exercised within ten years of grant, except that ISOs granted to 10% or more shareholders must be exercised within five years of grant. The aggregate market value (as determined as of the date of grant) of the Common stock for which any optionee may be awarded ISOs which are first exercisable by such optionee during any calendar year may not exceed $100,000. The Board of Directors may specify the conditions, including as and to the extent determined by the Board of Directors, the period or periods of continuous employment of the optionee by the Company or any subsidiary that are necessary before the Options will become exercisable. The 2002 Plan also provides that in the event of a change in control of the Company or other similar transaction or event, each Option granted under the 2002 Plan shall become fully and immediately exercisable.

STOCK APPRECIATION RIGHTS. Stock Appreciation Rights ("SARs")granted under the 2002 Plan may be either freestanding or granted in tandem with an Option. Limited Stock Appreciation Rights ("LSARs") may only be granted in connection with the grant of an Option and may only be exercisable in the event of a change in control in lieu of exercising the Option. SARs and LSARs represent the right to receive from the Company the difference ("Spread"), or a percentage thereof not in excess of 100 percent, between the base price per share of Common stock in the case of a free-standing SAR, or the option price of the related Options in the case of a tandem SAR or LSAR, and the market value of the Common stock on the date of exercise of the SAR or LSAR. Tandem SARs may only be exercised at a time when the related Option Right is exercisable, and the exercise of a tandem SAR requires the surrender of the related Option Right for cancellation. A free-standing SAR must specify the conditions that must be met before the SAR becomes exercisable and may not be exercised more than 10 years from the date of grant.

PHANTOM STOCK. The Board of Directors may grant shares of Phantom Stock under the 2002 Plan pursuant to an agreement approved by the Board of Directors which provides for vesting conditions it deems appropriate. Upon vesting of a share of Phantom Stock the participant will receive in cash a sum equal to the fair market value of a share of Common stock on the date of vesting plus an amount of cash equal to the aggregate amount of cash dividends paid on each share of the Company's Common stock commencing on the date of grant of the Phantom Stock. In the event of a change in control, all shares of unvested Phantom Stock outstanding shall become immediately vested.

RESTRICTED SHARES. An award of Restricted Shares involves the immediate transfer by the Company to a participant of ownership of a specific number of shares of Common stock in consideration of the performance of services or, as and to the extent determined by the Board of Directors, the achievement of certain performance criteria. The participant is entitled immediately to voting, dividend and other ownership rights in the shares. The transfer may be made without additional consideration from the participant or in consideration of a payment by the participant that is less than the market value of the shares on the date of grant, as the Board of Directors may determine. In the event of a change in control, unvested Restricted Stock shall become immediately vested. S

TOCK BONUSES. The Board of Directors may grant Stock Bonuses under the 2002 Plan in such amounts as it shall determine from time to time. Stock Bonuses shall be paid at such times and subject to the conditions the Board of Directors determines at the time of the grant. CASH BONUSES. Subject to the provisions of the Plan, the Board of Directors may grant, in connection with any grant of Restricted Stock or Stock Bonus or at any time thereafter, a cash bonus, payable after the date on which a Participant is required to recognize income for federal income tax purposes in connection with such Restricted Stock or Stock Bonus, in such amounts as the Board of Directors shall determine. However, in no event shall the amount of a Cash Bonus exceed 50% of the fair market value of the related shares of Restricted Stock or Stock Bonus.

ADJUSTMENTS. The maximum number of shares of Common stock that may be issued or transferred under the 2002 Plan, the number of shares covered by outstanding awards and the option prices or base prices per share applicable thereto, are subject to adjustment in the event of stock dividends, stock splits, combinations of shares, recapitalizations, mergers, consolidations, spin-offs, reorganizations, liquidations, issuances of rights or warrants, and similar transactions or events.

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ADMINISTRATION AND AMENDMENTS. The 2002 Plan is administered by the Board of Directors. In connection with its administration of the 2002 Plan, the Board of Directors is authorized to interpret the 2002 Plan and related agreements and other documents. The Board of Directors may make grants to participants under any or a combination of all of the various categories of awards that are authorized under the 2002 Plan. The Board of Directors may, with the concurrence of the affected participant, cancel any agreement evidencing an award granted under the 2002 Plan. In the event of any such cancellation, the Board of Directors may authorize the granting of a new award under the 2002 Plan in such manner, at such price and subject to such other terms, conditions and discretion as would have been applicable under the 2002 Plan had the canceled award not been granted. The 2002 Plan may generally be amended from time to time by the Board of Directors, but without further approval by the shareholders of the Company, except that no such amendment (unless expressly allowed pursuant to the adjustment provisions described above) may increase the aggregate number of shares that may be issued under the 2002 Plan.

TAX CONSEQUENCES TO THE COMPANY. To the extent that a participant recognizes ordinary income in the circumstance described above, the Company will be entitled to a corresponding deduction provided that, among other things, (i) the income meets the test of reasonableness, is an ordinary and necessary business expense, is not subject to the annual compensation limitation set forth in Section 162(m) of the Code and is not an "excess parachute payment" within the meaning of Section 280G of the Code, and (ii) any applicable withholding obligations are satisfied. NEW

PLAN BENEFITS. No options or awards have been granted under the 2002 Plan. The future benefits or amounts that would be received under the 2002 Plan by Executive Officers, Directors and non-executive officer employees are discretionary and are therefore not determinable at this time.

VOTE REQUIRED FOR APPROVAL; BOARD RECOMMENDATION. The affirmative vote of a majority of the shares represented at the meeting, in person or by proxy, will be required to approve changes to the 2002 Plan.

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